Exhibit 21.01

MercadoLibre Inc.

LIST OF SUBSIDIARIES

Parent company:

MercadoLibre, Inc.

Delaware, USA

Date of Incorporation: October 15, 1999

Subsidiaries:

MercadoLibre S.R.L. (Argentina)

Date of Incorporation: July 29, 1999

DeRemate.com de Argentina S.A. (Argentina)

Date of Incorporation: August 19, 1999

Former name: Etaskforce S.A.

Meli Log S.R.L. (Argentina)

Date of incorporation: June 03, 2016

Former name: Mercado Créditos S.R.L.

Neosur S.A. (Argentina)

Date of incorporation: September 22, 2006

Ibazar.com Atividades de Internet Ltda. (Brazil)

Date of Incorporation: September 16, 1999

MercadoLivre.Com Atividades de Internet Ltda. (Brazil)

Date of Incorporation: August 16, 1999

MercadoPago.com Representações Ltda. (Brazil)

Date of Incorporation: December 2, 2008

eBazar.com.br Ltda. (Brazil)

Date of Incorporation: February 11, 1999

MercadoEnvios Servicos de Logística Ltda. (Brazil)

Date of incorporation: March 25, 2014

Dabee Brasil Serviços de Intermediação e Facilitação de Negócios Ltda. (Brazil)

Date of incorporation: June 20, 2011

Ecommet Software Ltda. (Brazil)

Date of incorporation: December 1, 2017

MercadoLibre Chile Ltda. (Chile)

Date of Incorporation: January 7, 2000

MercadoPago S.A. (Chile)

Date of Incorporation: April 7, 2006

Meli Inversiones SpA (Chile)

Date of incorporation: December 23, 2013

MercadoLibre Colombia, Ltda. (Colombia)

Date of Incorporation: February 7, 2000

MercadoPago Colombia S.A. (Colombia)

Date of Incorporation: October 25, 2006

MercadoLibre Costa Rica S.R.L. (Costa Rica)

Date of Incorporation: January 4, 2010

MercadoLibre Ecuador Cia. Ltda. (Ecuador)

Date of Incorporation: July 12, 2006

Meli Participaciones S.L. (Spain)

Date of Incorporation: October 21, 2010

Dabee Technology India Private Limited

Date of incorporation: January 3, 2013

MercadoLibre S. de R.L. de C.V. (Mexico)

Date of Incorporation: October 6, 1999

Deremate.com de Mexico S. de R.L. de C.V. (Mexico)

Date of Incorporation: November 9, 1999

PSGAC Prestadora de Servicios Gerenciales, Administrativos y Comerciales, S de R.L. de C.V (Mexico)

Date of Incorporation: November 12, 2007

Mercado Lending S.A. de C.V. (Mexico)

Date of incorporation: February 16, 2017

Inmobiliaria Web Chile S. de R.L de C.V (Mexico)

Date of incorporation: December 16, 2009

MercadoLibre Perú S.R.L. (Peru)

Date of Incorporation: January 26, 2000

Former name: Deremate.com del Peru S.A.

Meli Uruguay S.R.L. (Uruguay)

Date of incorporation: May 30, 2011

Tech Fund S.R.L (Uruguay)

Date of incorporation: January 25, 2013

Former name: Tikleral S.A.

Deremate.com de Uruguay S.A. (Uruguay)

Date of Incorporation: June 14, 1999

Hammer.com, LLC

Delaware, USA

Date of Incorporation: November 1, 2005

ListaPop, LLC

Delaware, USA

Date of Incorporation: April 20, 2007

Servicios Administrativos y Comerciales, LLC

Delaware, USA

Date of Incorporation: October 11, 2007

MercadoPago, LLC

Delaware, USA

Date of Incorporation: April 10, 2006

Mercado Pago International, LLC

Delaware, USA

Date of incorporation: April 25, 2017

Autopark, LLC

Delaware, USA

Date of incorporation: August 9, 2011

Autopark Classifieds, LLC

Delaware, USA

Date of incorporation: August 17, 2011

Marketplace Investments, LLC

Delaware, USA

Date of incorporation: October 11, 2011

Meli Technology, Inc.

California, USA

Date of incorporation: July 1, 2011

Classifieds LLC

Delaware, USA

Date of Incorporation in Delaware: June 30, 2008

Former name: CMG Classified Media Group, Inc.

Former jurisdiction: Panama

Brick.com, LLC

Delaware, USA

Date of incorporation: February 6, 2013

MercadoLibre Venezuela S.R.L. (Venezuela)

Date of Incorporation: March 1, 2000

Meli Clasificados MLV S.R.L. (Venezuela)

Date of incorporation: February 2, 2012

Grupo Veneclasificados C.A. (Venezuela)

Date of Incorporation: March 11, 2003